Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 20, 2019, with respect to the consolidated financial statements as of March 31, 2019 and for the year then ended of Anterix Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2019, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York

February 4, 2020